UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2007

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of registrant as specified in charter)

Delaware	1-10434	13-1726769
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

Pleasantville, New York		10570-7000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:
(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8: OTHER EVENTS

ITEM 8.01.  Other Events

As previously announced, on November 16, 2006, The Reader’s Digest Association, Inc. (Reader’s Digest) entered into a merger agreement pursuant to which Reader’s Digest will be acquired by an investor group led by Ripplewood Holdings, L.L.C.  Pursuant to the merger agreement, all of the outstanding common shares of RDA will be converted into the right to receive $17.00 per share in cash, without interest.  The transaction is expected to close by the end of February 2007, and is subject to the availability of the investor group’s committed financing and stockholder approval, as well as other customary closing conditions.  The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired.

As previously disclosed, on November 20, 2006, a putative class action complaint was filed in the Supreme Court of New York, County of Westchester and captioned Lang v. The Reader’s Digest Association, et al., Index No. 06-24136.  On December 12, 2006, another putative class action was filed in the Supreme Court of New York, County of Westchester, and captioned Schierman v. The Reader’s Digest Association, et al., Index No. 06-24136.  Both lawsuits purport to be brought on behalf of all Reader’s Digest public stockholders and name Reader’s Digest and all of our directors as defendants.  In the Lang action, plaintiffs also named Ripplewood and Ripplewood’s co-investors as defendants.  The complaints allege that our board of directors violated its fiduciary duties to Reader’s Digest stockholders by entering into an agreement with Ripplewood and its co-investors that, according to the complaints, does not reflect the “intrinsic value” of our common shares.  The lawsuits seek an injunction to prevent Reader’s Digest from consummating the merger.   On January 17, 2007, counsel for plaintiffs served on defendants’ counsel a consolidated amended complaint for the Lang and Schierman actions. The consolidated amended complaint for the Lang and Schierman actions alleges that our board has violated its fiduciary duties to Reader’s Digest stockholders by allegedly failing to make “full and complete disclosure of all material information” in the proxy statement for the proposed merger transaction.  The complaint also alleges that the price for the proposed transaction, $17.00 per share, is “inadequate.”  The consolidated amended complaint for the Lang and Schierman actions seeks to enjoin the proposed merger transaction.

On January 27, 2007, counsel for Reader’s Digest and counsel for the investor group led by Ripplewood entered into a memorandum of understanding for settlement with the counsel to plaintiffs in these lawsuits with respect to settlement of these lawsuits.  In connection with executing the memorandum of understanding, which remains subject to definitive documentation and the approval of the court, Reader’s Digest has agreed to provide this disclosure of additional details pertaining to individual executive officers and directors with respect to the amounts that they may receive in connection with the proposed merger and certain other matters related to the merger.

A special meeting of Reader’s Digest stockholders is scheduled for February 2, 2007 to consider the adoption of the merger agreement.

ISS, Glass-Lewis and Proxy Governance Issue Favorable Reports on Merger

Institutional Shareholder Services (ISS), Glass Lewis & Co. and Proxy Governance, three leading independent proxy advisory firms, have recommended a vote for the adoption of the merger agreement.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed merger, Reader’s Digest filed a definitive proxy statement with the Securities and Exchange Commission and mailed the proxy statement to stockholders beginning on December 22, 2006.  Investors and security holders are advised to read the proxy statement, because it contains important information about the merger and the parties thereto.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Reader’s Digest  at the Securities and Exchange Commission’s web site at www.sec.gov.  The definitive proxy statement and such other documents may also be obtained for free from Reader’s Digest by directing such request to MacKenzie Partners, Inc., at 1-800-322-2885.

Reader’s Digest and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of Reader’s Digest’s participants in the solicitation, which may be different than those of Reader’s Digest stockholders generally, is set forth in the Reader’s Digest proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger, as supplemented by the information in this Form 8-K.

Certain Executive Compensation Matters

The following information is in addition to the information included in the December 22, 2006 proxy statement under the heading “Interests of Our Directors and Executive Officers” beginning on page 41, and should be read together with the proxy statement.  Capitalized terms used but not defined in this document have the meanings given them in the proxy statement.

Stock Options and Other Stock-Based Awards

Under the terms of our equity plans, our directors and executive officers will be entitled to accelerated vesting of all outstanding equity-based incentive awards and the termination of any restrictions and forfeiture provisions related to such awards.

As of January 25, 2007, there were approximately 2,351,300 common shares subject to outstanding employee stock options (not including options with an exercise price of $17.00 or more per share) granted under our equity plans to our executive officers. Immediately prior to completion of the merger, each outstanding employee stock option that remains unexercised immediately prior to completion of the merger will fully vest, and in settlement for the option, the holder of the option will receive a cash payment, without interest and less any applicable withholding taxes, equal to the excess (if any) of the Option Merger Consideration, over the applicable exercise price per share of the option multiplied by the number of shares subject to the option (with the aggregate amount of such payment rounded down to the nearest whole cent). To the extent the exercise price per share of any employee stock option is equal to or greater than the Option Merger Consideration, each such option will be acquired by Reader’s Digest without payment in accordance with the terms and conditions of the option. Based on a weighted average exercise price of $14.5187 per share, the aggregate value of the stock options (not including options with an exercise price of $17.00 or more per share) for our executive officers is approximately $5.9 million.

The following table summarizes, as of January 25, 2007, the outstanding vested and unvested options held by our executive officers, the weighted average exercise price and the resulting consideration that our executive officers will receive pursuant to the merger agreement in connection with the settlement of their options.

Name	Vested Stock Options	Unvested Stock Options	Weighted Avg. Exercise Price of Vested and Unvested Options	Resulting Consideration
Thomas O. Ryder (1)	486,000	318,000	$15.19	$1,453,570
Eric W. Schrier	166,550	409,650	$13.89	$1,792,949
Michael A. Brizel	56,875	63,125	$14.36	$317,188
Thomas D. Gardner	127,525	182,575	$14.28	$844,640
Michael S. Geltzeiler	98,500	138,500	$14.31	$637,785
Other executive officers as a group (three persons total)	136,225	167,775	$14.41	$788,244

(1) Mr. Ryder retired as our Chairman of the Board and a director on December 31, 2006 and remains an employee of Reader’s Digest.

In addition, as of January 25, 2007, our executive officers held 2,528,750 options with an exercise price that is equal or greater than $17.00 per share for which they will not receive any payment.

As of January 25, 2007, there were approximately 168,064 outstanding restricted shares granted under our key employee long-term incentive plans to our executive officers. Immediately prior to completion of the merger, the restrictions of each outstanding restricted share will lapse, and the holder of the restricted share will receive $17.00 for each restricted share at the completion of the merger in the same manner as other outstanding common shares issued and outstanding immediately before completion of the merger. The aggregate value of the restricted shares for our executive officers is approximately $2.9 million.

The following table sets forth, as of January 25, 2007, for our executive officers, the number of restricted shares outstanding, as well as the resulting consideration that our executive officers will receive pursuant to the merger agreement for such restricted shares.

Name	Restricted Shares Outstanding	Resulting Consideration
Thomas O. Ryder	71,666	$1,218,322
Eric W. Schrier	26,666	$453,322
Michael A. Brizel	8,667	$147,339
Thomas D. Gardner	21,666	$368,322
Michael S. Geltzeiler	15,000	$255,000
Other executive officers as a group (three persons total)	24,399	$414,783

As of January 25, 2007, there were approximately 99,000 deferred shares granted under our equity plans to our non-employee directors. Immediately prior to completion of the merger, and upon resignation of each non-employee director, and in settlement of the deferred shares, the holder of the deferred shares will receive a cash payment of $17.00 for each deferred share, without interest, and the deferred share will be canceled. The aggregate value of the deferred shares for our non-employee directors is approximately $1.7 million.

The following table sets forth, as of January 25, 2007, for each of our non-employee directors, the number of deferred shares outstanding, as well as the resulting consideration that our non-employee directors will receive pursuant to the merger agreement for such deferred shares.

Name	Deferred Shares Outstanding	Resulting Consideration
Jonathan B. Bulkeley	12,850	$218,450
Herman Cain	12,850	$218,450
Lee Caudill	6,950	$118,150
Walter Isaacson	11,350	$192,950
William E. Mayer	13,350	$226,950
John T. Reid	5,200	$88,400
Lawrence R. Ricciardi	12,850	$218,450
William J. White	10,750	$182,750
Ed Zschau	12,850	$218,450

As of January 25, 2007, there were approximately 552,744 outstanding performance-based restricted stock units (“PBRSUs”) awarded for the fiscal 2005-2007 and 2006-2008 performance periods under our key employee long-term incentive plans to our executive officers. Immediately prior to completion of the merger, such PBRSUs will fully vest, each holder of PBRSUs who is a participant in the 2001 Income Continuation Plan for Senior Management will, in settlement of PBRSUs, receive a cash payment equal to the product of: (x) 100% of the target number of PBRSUs and (y) $17.00, without interest and less any applicable withholding taxes. Each holder of PBRSUs who is a participant in the 2006 Income Continuation Plan for Senior Management will, in settlement of PBRSUs, receive a cash payment equal to the product of: (x) 100% of the target number of PBRSUs, (y) a fraction equal to the total number of months completed in the applicable performance period immediately prior to the completion of the merger over the total number of months in the applicable performance period and (z) $17.00, without interest and less any applicable withholding taxes. Upon the payment to each holder, the PBRSUs will be canceled. Assuming the merger is completed on February 1, 2007, the aggregate value of PBRSUs for the fiscal 2005-2007 and 2006-2008 performance periods for our executive officers is approximately $9.2 million.

The following table summarizes, as of January 25, 2007, for our  executive officers, the number of PBRSUs awarded for the fiscal 2005-2007 and 2006-2008  performance periods, the number of such PBRSUs that will vest immediately prior to completion of the merger and the resulting consideration that our executive officers will receive pursuant to the merger agreement for such PBRSUs.

Name	2005-2007 Performance Period PBRSUs at Target	2005-2007 Performance Period PBRSUs Vested	2005-2007 Performance Period PBRSUs Resulting Consideration	2006-2008 Performance Period PBRSUs at Target	2006-2008 Performance Period PBRSUs Vested	2006-2008 Performance Period PBRSUs Resulting Consideration
Thomas O. Ryder	113,153	113,153	$1,923,601	103,120	103,120	$1,753,040
Eric W. Schrier	63,959	63,959	$1,087,303	77,560	77,560	$1,318,520
Michael A. Brizel	15,152	15,152	$257,584	13,808	13,808	$234,736
Thomas D. Gardner	36,686	36,686	$623,662	35,255	35,255	$599,335
Michael S. Geltzeiler	31,238	31,238	$531,046	31,612	31,612	$537,404
Other executive officers as a group (three persons total)	—	—	—	31,201	18,993	$322,867

As of January 25, 2007, there were approximately 503,011 2007-2009 PBRSUs awarded under our key employee long-term incentive plans to our executive officers. Each of these awards vests 50% based on the achievement of cumulative performance goals during the first two years of the performance period (“First Vesting Period”), and the remaining 50% vests based on the achievement of cumulative performance goals during the full three years of the performance period (“Second Vesting Period”).  Immediately prior to completion of the merger, the 2007-2009 PBRSUs will fully vest, and each holder of the 2007-2009 PBRSUs will, in settlement of the 2007-2009 PBRSUs, receive a cash payment equal to: the product of (a) 59% of the target number of 2007-2009 PBRSUs awarded, (b) 50%, (c) a fraction equal to the total number of months completed in the First Vesting Period immediately prior to the completion of the merger over 24 months, and (d) $17.00 for the First Vesting Period plus the product of (w) 59% of the target number of 2007-2009 PBRSUs awarded, (x) 50%, (y) a fraction equal to the total number of months completed in the Second Vesting Period immediately prior to the completion of the merger over 36 months, and (z) $17.00 for the Second Vesting Period, without interest and less any applicable withholding taxes. Upon the payment to each holder, the 2007-2009 PBRSUs will be canceled. Assuming the merger is completed on February 1, 2007, the aggregate value of 2007-2009 PBRSUs for the fiscal 2007-2009 performance period for our executive officers is approximately $1.5 million.

The following table summarizes, as of January 25, 2007, for our executive officers, the number of PBRSUs awarded for the fiscal 2007-2009 performance period, the number of such PBRSUs that will vest immediately prior to completion of the merger and the resulting consideration that our executive officers will receive pursuant to the merger agreement for such PBRSUs.

Name	2007-2009 Performance Period PBRSUs at Target	2007-2009 Performance Period PBRSUs Vested	2007-2009 Performance Period PBRSUs Resulting Consideration
Thomas O. Ryder	37,445	22,093	$375,573
Eric W. Schrier	212,188	30,428	$517,282
Michael A. Brizel	31,204	4,475	$76,071
Thomas D. Gardner	74,890	10,739	$182,570
Michael S. Geltzeiler	68,649	9,844	$167,356
Other executive officers as a group (three persons total)	78,635	11,276	$191,700

As of January 25, 2007, there were approximately 225,000 outstanding time-based restricted stock units granted under our key employee long-term incentive plans to our executive officers. Immediately prior to completion of the merger, the restrictions will lapse, each time-based restricted stock unit will fully vest, and the holder of the time-based restricted stock unit will, in settlement of the unit, receive a cash payment equal to $17.00, without interest and less any applicable withholding taxes. Upon the payment to each holder, the time-based restricted stock units will be canceled. The aggregate value of the time-based restricted stock units for our executive officers is approximately $3.9 million.

The following table sets forth, as of January 25, 2007 for our executive officers, the number of restricted stock units outstanding, as well as the resulting consideration that our executive officers will receive pursuant to the merger agreement for such restricted stock units.

Name	Restricted Stock Units Outstanding	Resulting Consideration
Eric W. Schrier	60,000	$1,020,000
Michael A. Brizel	24,000	$408,000
Thomas D. Gardner	40,000	$680,000
Michael S. Geltzeiler	33,000	$561,000
Other executive officers as a group (three persons total)	68,000	$1,156,000

Existing Plans

2001 Income Continuation Plan and the 2006 Income Continuation Plan

Under the terms of our 2001 Income Continuation Plan, with respect to PBRSUs other than the 2007-2009 PBRSUs, as a result of completion of the merger, our executive officers who are participants in the 2001 Income Continuation Plan will receive an immediate cash payment for these awards payable as if the applicable performance goals had been achieved at target (100%) and the applicable performance period had been completed.

Under the terms of both our 2001 Income Continuation Plan and 2006 Income Continuation Plan, upon termination of employment of our executive officers without “Cause” or our executive officers terminate employment due to “Constructive Termination” within 24 months following completion of the merger, our executive officers (other than Mr. Ryder) will receive separation payments (including cash separation payments, certain retirement benefits, outplacement services and continued welfare benefits for the separation period). In addition, if any amounts paid to participants are considered an “excess parachute payment” under the federal tax laws, participants in the 2001 Income Continuation Plan will receive a “gross-up” payment for any additional taxes due as a result thereof, and participants in the 2006 Income Continuation Plan will receive a “gross-up” payment only to the extent the amounts paid to such participants exceed a specified threshold. Assuming the merger is completed on February 1, 2007 and each of our executive officers’ employment was terminated on that date as described above, our executive officers (other than Mr. Ryder) would receive separation benefits (including cash separation payments, continued welfare benefits for the separation period and tax “gross-up” payments, if applicable) of up to approximately $32.5 million in the aggregate.

The following table sets forth the amount of potential cash separation payment payable to our executive officers as participants in the 2001 Income Continuation Plan or the 2006 Income Continuation, based on compensation and benefit levels in effect on January 25, 2007, and assuming the merger is completed on February 1, 2007, and the executive officer’s employment terminates immediately thereafter under circumstances that entitle the executive officer to these severance payments.  The table also shows the estimated value of estimated tax “gross-up” payment to such executive officers in respect of the excise tax imposed on “excess parachute payments.”

Name	Amount of Potential Cash Separation Payment*	Estimated Gross-Up Payment**
Eric W. Schrier	$5,896,270	$4,826,000
Michael A. Brizel	$1,907,000	$1,259,000
Thomas D. Gardner	$3,850,222	$2,728,000
Michael S. Geltzeiler	$3,139,026	$2,255,000
Other Executive Officers as a group (three persons total)	$4,079,000	$2,501,000

*  Includes two or three times (as applicable) the sum of base salary and the Severance Bonus Amount, which is the higher of:  (i) target annual bonus or (ii) average of the three highest actual bonuses in the last five years or average of the last three actual bonuses (as applicable); a prorated Severance Bonus Amount for fiscal year 2007; vesting of account balances under the qualified and nonqualified retirement plans; an additional payment of 1.5 times one year’s contribution credits for certain executive officers under the qualified and nonqualified retirement plans; estimated value of welfare benefits and  outplacement services estimated at $40,000 in value.  Estimates are subject to change based on the date of completion of the merger, date of termination of the executive officer and certain other assumptions used in the calculation.

**  Estimates are subject to change based on the date of completion of the merger, date of termination of the executive officer, interest rates then in effect and certain other assumptions used in the calculation.  Estimates include the estimated tax gross-up as a result of any acceleration of all outstanding equity-based incentive awards, as well as the potential cash severance payment and estimated value of benefits set forth in the preceding column.

For a further discussion of the terms of our 2001 Income Continuation Plan and our 2006 Income Continuation Plan, see our annual meeting of stockholders proxy statement on Form DEF 14A filed with the SEC on September 29, 2006.

Deferred Compensation Plans

Each of our directors and executive officers who is a participant in our Deferred Compensation Plan for Directors or our Deferred Compensation Plan for executives had, to the extent permitted under Internal Revenue Code Section 409A, the option to elect prior to December 31, 2006 to receive such director’s or officer’s account balance in a lump sum payment, less any required withholding taxes, upon the later of June 30, 2007 or completion of the merger, in either case, provided that the merger is completed.  All account balances under these plans are currently vested.

The following table sets forth, as of January 25, 2007, for our directors and executive officers who made an election to receive a lump sum payment, the account balances of those directors and executive officers as of January 25, 2007.

Name	Account Balance*
Directors
William J. White	$408,977
Executive Officers
Other executive officers as a group (one person total)	$412,445

*  Interest, currently at the prime rate, is credited to the account balances  quarterly and is compounded annually as of September 30th of each year.

Certain Director Compensation

Lawrence R. Ricciardi and William E. Mayer, members of our board of directors, each received $100,000 for their services in leading the strategic process which resulted in the merger agreement being signed. These amounts were paid in January 2007.  Our board chose Messrs. Ricciardi and Mayer because of their extensive experience in mergers and acquisitions and the board’s belief that it would be impractical for the entire board to be involved in the day-to-day aspects of the process.

Board Considerations in Approving Fees to be Paid to Investment Bankers

As disclosed on pages 27 and 38 of the proxy statement, Goldman Sachs will receive a fee of $11 million and Michael R. Lynch will receive a fee of $2.75 million, each in connection with the merger and payable upon completion of the merger.  In determining to approve Reader’s Digest’s agreement to pay these amounts to Goldman Sachs and Michael R. Lynch, the Board considered that the fees were the product of a negotiation and that the total fee would be in the middle of the range of fees paid in similar transactions, as evidenced by information that Mr. Ricciardi had asked for and received from three investment banks, one of which was Goldman Sachs, showing fees paid in similar transactions.

Additional Information Regarding the Background of the Merger

As previously disclosed, Ripplewood’s March 20, 2006 letter proposed, on a confidential non-binding basis, to acquire Reader’s Digest for cash.  The proposal was subject to due diligence and the negotiation and execution of definitive agreements.  As previously disclosed, Ripplewood’s March 20 letter also mentioned the possibility of an alternative transaction in which our stockholders would retain an equity interest in a combined enterprise.  Ripplewood did not make any definitive proposal regarding such an alternative transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER’S DIGEST ASSOCIATION, INC.
(Registrant)

Dated: January 27, 2007	/s/ Clifford H.R. DuPree
C.H.R. DuPree
Vice President, Corporate Secretary and
Associate General Counsel